NEWS RELEASE
Media Contact:
Drew Prairie
AMD Communications
512-602-4425
drew.prairie@amd.com

Investor Contact:
Suresh Bhaskaran
AMD Investor Relations
408-749-2845
suresh.bhaskaran@amd.com

AMD Reports First Quarter 2023 Financial Results

SANTA CLARA, Calif. ― May 2, 2023 ― AMD (NASDAQ:AMD) today announced revenue for the first quarter of 2023 of $5.4 billion, gross margin of 44%, operating loss of $145 million, net loss of $139 million and diluted loss per share of $0.09. On a non-GAAP(*) basis, gross margin was 50%, operating income was $1.1 billion, net income was $970 million and diluted earnings per share was $0.60.
“We executed very well in the first quarter as we delivered better than expected revenue and earnings in a mixed demand environment," said AMD Chair and CEO Dr. Lisa Su. "We launched multiple leadership products and made significant progress accelerating our AI roadmap and customer engagements in the quarter. Longer-term, we see significant growth opportunities as we successfully deliver our roadmaps, execute our strategic data center and embedded priorities and accelerate adoption of our AI portfolio."
“Our strategically important Data Center and Embedded segments contributed more than 50 percent of revenue in the first quarter," said AMD EVP, CFO and Treasurer Jean Hu. "For the second quarter we expect sequential growth in our Data Center and Client segments offset by modest declines in our Gaming and Embedded segments. We remain confident in our growth in the second half of the year as the PC and server markets strengthen and our new products ramp.”
GAAP Quarterly Financial Results

	Q1 2023	Q1 2022	Y/Y
Revenue ($M)	$5,353	$5,887	Down 9%
Gross profit ($M)	$2,359	$2,818	Down 16%
Gross margin %	44%	48%	Down 4 ppts
Operating expenses ($M)	$2,514	$1,950	Up 29%
Operating income (loss) ($M)	$(145)	$951	Down 115%
Operating margin %	(3)%	16%	Down 19 ppts
Net income (loss) ($M)	$(139)	$786	Down 118%
Earnings (loss) per share	$(0.09)	$0.56	Down 116%

Non-GAAP(*) Quarterly Financial Results

	Q1 2023	Q1 2022	Y/Y
Revenue ($M)	$5,353	$5,887	Down 9%
Gross profit ($M)	$2,675	$3,100	Down 14%
Gross margin %	50%	53%	Down 3 ppts
Operating expenses ($M)	$1,587	$1,346	Up 18%
Operating income ($M)	$1,098	$1,837	Down 40%
Operating margin %	21%	31%	Down 10 ppts
Net income ($M)	$970	$1,589	Down 39%
Earnings per share	$0.60	$1.13	Down 47%

Recent PR Highlights
•AMD continues to lead in confidential computing as major cloud service providers including Microsoft Azure, Google Cloud and Oracle Cloud Infrastructure announced new capabilities based on AMD EPYC™ processors.
•AMD expanded capabilities for developers to build robust AI solutions leveraging AMD products including updates to the PyTorch Foundation’s PyTorch 2.0 framework which now offers native support for ROCm software and the latest TensorFlow-ZenDNN plug-in, which enables neural network inferencing on AMD EPYC CPUs.
•AMD announced the AMD Alveo™ MA35D media accelerator to power a new era of live interactive streaming services at scale, featuring an integrated AI processor that dynamically adjusts video quality.
•AMD expanded its embedded processor portfolio with powerful, scalable offerings for a variety of embedded applications:
◦The AMD Ryzen™ Embedded 5000 Series processors deliver mid-range, scalable and efficient performance optimized for “always on” networking firewalls, network-attached storage systems and other security applications.
◦The new AMD EPYC Embedded 9004 Series processors bring performance and energy efficiency to embedded networking, security and firewall, and storage systems in cloud and enterprise computing, as well as industrial edge servers.
•AMD showcased its growing presence in the telco space, including announcing a Telco Solutions testing lab to support the validation of end-to-end AMD based solutions, launching Zynq™ UltraScale+™ RFSoC products to accelerate the deployment of 4G/5G radios in emerging markets, and expanding the collaboration with Nokia to power Nokia Cloud RAN solutions to help communications service providers achieve their most stringent energy efficiency goals.
•AMD Ryzen mobile processors are powering new commercial, consumer and gaming experiences.

◦The new AMD Ryzen Z1 and Z1 Extreme processors, featuring AMD RDNA 3 architecture-based graphics, bring ultimate portability and battery life to handheld PC gaming consoles, including the Asus ROG Ally.
◦HPI announced hardware and software offerings for the hybrid workplace powered by next-gen Ryzen processors. HPI also announced the next generation OMEN 16 and Victus 16 laptops featuring up to an AMD Ryzen 9 7940HS processor.
◦Lenovo announced the Legion Slim 7 featuring up to an AMD Ryzen 9 7940HS processor, as well as additions to the Yoga lineup featuring AMD Ryzen 7000 Series processors.
◦AMD partnered with HPI to co-engineer their Dragonfly Pro powered by custom AMD Ryzen 7 7736U processors.
◦Framework introduced AMD-powered versions of both their Framework Laptop 13 and newly announced Laptop 16.
•Samsung and AMD announced they signed a multi-year agreement extension to bring multiple generations of high-performance, ultra-low-power AMD Radeon™ graphics solutions to an expanded portfolio of Samsung Exynos SoCs.
•AMD announced the AMD Radeon PRO W7000 Series graphics, the first professional graphics cards built on the advanced AMD chiplet design to deliver leadership performance and unique features.
•AMD FidelityFXTM Super Resolution technology is now supported in 250 available and upcoming games, 110 of which support FSR 2, the latest update to the cross-platform temporal upscaling technology.
•AMD announced that Jack Huynh has been named senior vice president and general manager of Computing and Graphics following the retirement of Rick Bergman, the former executive vice president of Computing and Graphics.

Current Outlook
AMD’s outlook statements are based on current expectations. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.
For the second quarter of 2023, AMD expects revenue to be approximately $5.3 billion, plus or minus $300 million. AMD expects non-GAAP gross margin to be approximately 50%.

AMD Teleconference
AMD will hold a conference call for the financial community at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its first quarter 2023 financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at www.amd.com.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data) (Unaudited)
	Three Months Ended
	April 1, 2023	March 26, 2022
GAAP gross profit	$2,359	$2,818
GAAP gross margin %	44%	48%
Stock-based compensation	8	4
Acquisition-related costs (1)	3	92
Amortization of acquired intangible assets	305	186
Non-GAAP gross profit	$2,675	$3,100
Non-GAAP gross margin %	50%	53%

GAAP operating expenses	$2,514	$1,950
GAAP operating expenses/revenue %	47%	33%
Stock-based compensation	297	170
Acquisition-related costs (1)	112	141
Amortization of acquired intangible assets	518	293
Non-GAAP operating expenses	$1,587	$1,346
Non-GAAP operating expenses/revenue %	30%	23%

GAAP operating income (loss)	$(145)	$951
GAAP operating margin %	(3)%	16%
Stock-based compensation	305	174
Acquisition-related costs (1)	115	233
Amortization of acquired intangible assets	823	479
Non-GAAP operating income	$1,098	$1,837
Non-GAAP operating margin %	21%	31%

	Three Months Ended
	April 1, 2023		March 26, 2022
GAAP net income (loss) / earnings (loss) per share	$(139)	$(0.09)	$786	$0.56
(Gains) losses on equity investments, net	(1)	—	44	0.03
Stock-based compensation	305	0.19	174	0.12
Equity income in investee	(1)	—	(3)	—
Acquisition-related costs (1)	115	0.07	233	0.17
Amortization of acquired intangible assets	823	0.51	479	0.34
Income tax provision	(132)	(0.08)	(124)	(0.09)
Non-GAAP net income / earnings per share	970	0.60	1,589	1.13

(1)	Acquisition-related costs primarily comprised of transaction costs, purchase price adjustments for inventory, certain compensation charges and contract termination.

About AMD
For more than 50 years AMD has driven innovation in high-performance computing, graphics and visualization technologies. AMD employees are focused on building leadership high-performance and adaptive products that push the boundaries of what is possible. Billions of people, leading Fortune 500 businesses and cutting-edge scientific research institutions around the world rely on AMD technology daily to improve how they live, work and play. For more information about how AMD is enabling today and inspiring tomorrow, visit the AMD (NASDAQ: AMD) website, blog, Facebook and Twitter pages.

Cautionary Statement

This press release contains forward-looking statements concerning Advanced Micro Devices, Inc. (AMD) such as AMD’s expected growth opportunities; AMD’s expected growth in the second half of 2023; AMD’s ability to successfully deliver its roadmaps and ramp new products, execute its data center and embedded strategic priorities and accelerate adoption of its AI portfolio; the expected strengthening of the PC and server markets; the features, functionality, performance, availability, timing and expected benefits of AMD products, and AMD’s expected second quarter 2023 financial outlook, including revenue and non-GAAP gross margin and expected drivers based on current expectations, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this press release are based on current beliefs, assumptions and expectations, speak only as of the date of this press release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond AMD's control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: Intel Corporation’s dominance of the microprocessor market and its aggressive business practices; global economic uncertainty; cyclical nature of the semiconductor industry; market conditions of the industries in which AMD products are sold; loss of a significant customer; impact of the COVID-19 pandemic on AMD’s business, financial condition and results of operations; competitive markets in which AMD’s products are sold; quarterly and seasonal sales patterns; AMD's ability to adequately protect its technology or other intellectual property; unfavorable currency exchange rate fluctuations; ability of third party manufacturers to manufacture AMD's products on a timely basis in sufficient quantities and using competitive technologies; availability of essential equipment, materials, substrates or manufacturing processes; ability to achieve expected manufacturing yields for AMD’s products; AMD's ability to introduce products on a timely basis with expected features and performance levels; AMD's ability to generate revenue from its semi-custom SoC products; potential security vulnerabilities; potential security incidents including IT outages, data loss, data breaches and cyber-attacks; potential difficulties in upgrading and operating AMD’s new enterprise resource planning system; uncertainties involving the ordering and shipment of AMD’s products; AMD’s reliance on third-party intellectual property to design and introduce new products in a timely manner; AMD's reliance on third-party companies for design, manufacture and supply of motherboards, software and other computer platform components; AMD's reliance on Microsoft and other software vendors' support to design and develop software to run on AMD’s products; AMD’s reliance on third-party distributors and add-in-board partners; impact of modification or interruption of AMD’s internal business processes and information systems; compatibility of AMD’s products with some or all industry-standard software and hardware; costs related to defective products; efficiency of AMD's supply chain; AMD's ability to rely on third party supply-chain logistics functions; AMD’s ability to effectively control sales of its products on the gray market; impact of government actions and regulations such as export administration regulations, tariffs and trade protection measures; AMD’s ability to realize its deferred tax assets; potential tax liabilities; current and future claims and litigation; impact of environmental laws, conflict minerals-related provisions and other laws or regulations; impact of acquisitions, joint ventures and/or investments on AMD’s business and AMD’s ability to integrate acquired businesses; impact of any impairment of the combined company’s assets on the combined company’s financial position and results of operation; restrictions imposed by agreements governing AMD’s notes, the guarantees of Xilinx’s notes and the revolving credit facility; AMD's indebtedness; AMD's ability to generate sufficient cash to meet its working capital requirements or generate sufficient revenue and operating cash flow to make all of its planned R&D or strategic investments; political, legal, economic risks and natural disasters; future impairments of goodwill and technology license purchases; AMD’s ability to attract and retain qualified personnel; AMD’s stock price volatility; and worldwide political conditions. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s most recent reports on Forms 10-K and 10-Q.

(*)
In this earnings press release, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share. AMD uses a normalized tax rate in its computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2023, AMD uses a projected non-GAAP tax rate of 13%, which excludes the tax impact of pre-tax non-GAAP adjustments, reflecting currently available information. AMD also provided adjusted EBITDA and free cash flow as supplemental non-GAAP measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this earnings press release. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables. The non-GAAP financial measures disclosed in this earnings press release should be viewed in addition to and not as a substitute for or superior to AMD’s reported results prepared in accordance with GAAP and should be read only in conjunction with AMD’s Consolidated Financial Statements prepared in accordance with GAAP. These non GAAP financial measures referenced are reconciled to their most directly comparable GAAP financial measures in the data tables in this earnings press release. This earnings press release also contains forward-looking non-GAAP gross margin concerning AMD’s financial outlook, which is based on current expectations as of May 2, 2023 and assumptions and beliefs that involve numerous risks and uncertainties. Adjustments to arrive at the GAAP gross margin outlook typically include stock-based compensation, amortization of acquired intangible assets and acquisition-related costs. The timing and impact of such adjustments are dependent on future events that are typically uncertain or outside of AMD's control, therefore, a reconciliation to equivalent GAAP measures is not practicable at this time. AMD undertakes no intent or obligation to publicly update or revise its outlook statements as a result of new information, future events or otherwise, except as may be required by law.

AMD, the AMD Arrow logo, EPYC, Radeon, Ryzen, and combinations thereof, are trademarks of Advanced Micro Devices, Inc.
Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owner.

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Millions except per share amounts and percentages) (Unaudited)

	Three Months Ended
	April 1, 2023	March 26, 2022
Net revenue	$5,353	$5,887
Cost of sales	2,689	2,883
Amortization of acquisition-related intangibles	305	186
Total cost of sales	2,994	3,069
Gross profit	2,359	2,818
Gross margin %	44%	48%
Research and development	1,411	1,060
Marketing, general and administrative	585	597
Amortization of acquisition-related intangibles	518	293
Licensing gain	(10)	(83)
Operating income (loss)	(145)	951
Interest expense	(25)	(13)
Other income (expense), net	43	(42)
Income (loss) before income taxes and equity income	(127)	896
Income tax provision	13	113
Equity income in investee	1	3
Net income (loss)	$(139)	$786
Earnings (loss) per share
Basic	$(0.09)	$0.56
Diluted	$(0.09)	$0.56
Shares used in per share calculation
Basic	1,611	1,393
Diluted	1,611	1,410

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions)

	April 1, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,825	$4,835
Short-term investments	2,114	1,020
Accounts receivable, net	4,040	4,126
Inventories	4,235	3,771
Receivables from related parties	2	2
Prepaid expenses and other current assets	1,442	1,265
Total current assets	15,658	15,019
Property and equipment, net	1,500	1,513
Operating lease right-of use assets	447	460
Goodwill	24,177	24,177
Acquisition-related intangibles, net	23,291	24,118
Investment: equity method	84	83
Deferred tax assets	67	58
Other non-current assets	2,410	2,152
Total Assets	$67,634	$67,580

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,518	$2,493
Payables to related parties	353	463
Accrued liabilities	3,167	3,077
Other current liabilities	539	336
Total current liabilities	6,577	6,369
Long-term debt	2,467	2,467
Long-term operating lease liabilities	381	396
Deferred tax liabilities	1,641	1,934
Other long-term liabilities	1,874	1,664

Stockholders' equity:
Capital stock:
Common stock, par value	16	16
Additional paid-in capital	58,331	58,005
Treasury stock, at cost	(3,362)	(3,099)
Accumulated deficit	(270)	(131)
Accumulated other comprehensive loss	(21)	(41)
Total stockholders' equity	$54,694	$54,750
Total Liabilities and Stockholders' Equity	$67,634	$67,580

ADVANCED MICRO DEVICES, INC.
SELECTED CASH FLOW INFORMATION
(Millions) (Unaudited)

	Three Months Ended
	April 1, 2023	March 26, 2022
Net cash provided by (used in)
Operating activities	$486	$995
Investing activities	$(1,237)	$3,158
Financing activities	$(259)	$(1,948)

SELECTED CORPORATE DATA
(Millions) (Unaudited)

	Three Months Ended
	April 1, 2023	March 26, 2022
Segment and Category Information(1)
Data Center
Net revenue	$1,295	$1,293
Operating income	$148	$427
Client
Net revenue	$739	$2,124
Operating income (loss)	$(172)	$692
Gaming
Net revenue	$1,757	$1,875
Operating income	$314	$358
Embedded
Net revenue	$1,562	$595
Operating income	$798	$277
All Other
Net revenue	$—	$—
Operating loss	$(1,233)	$(803)
Total
Net revenue	$5,353	$5,887
Operating income (loss)	$(145)	$951
(Blank)
Other Data
Capital expenditures	$158	$71
Adjusted EBITDA (2)	$1,257	$1,967
Cash, cash equivalents and short-term investments	$5,939	$6,532
Free cash flow (3)	$328	$924
Total assets	$67,634	$66,915
Total debt	$2,467	$1,787

(1)	The Data Center segment primarily includes server microprocessors (CPUs) and graphics processing units (GPUs), data processing units (DPUs), Field Programmable Gate Arrays (FPGAs) and Adaptive System-on-Chip (SoC) products for data centers.
The Client segment primarily includes CPUs, accelerated processing units that integrate microprocessors and GPUs (APUs), and chipsets for desktop and notebook personal computers.
The Gaming segment primarily includes discrete GPUs, semi-custom SoC products and development services.
The Embedded segment primarily includes embedded CPUs and GPUs, FPGAs, and Adaptive SoC products.
From time to time, the Company may also sell or license portions of its IP portfolio.
All Other category primarily includes certain expenses and credits that are not allocated to any of the operating segments, such as amortization of acquisition-related intangible asset, employee stock-based compensation expense, acquisition-related costs and licensing gain.

(2)	Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

	Three Months Ended
	April 1, 2023	March 26, 2022
GAAP net income (loss)	$(139)	$786
Interest expense	25	13
Other (income) expense, net	(43)	42
Income tax provision	13	113
Equity income in investee	(1)	(3)
Stock-based compensation	305	174
Depreciation and amortization	159	130
Amortization of acquired intangible assets	823	479
Acquisition-related costs	115	233
Adjusted EBITDA	$1,257	$1,967

The Company presents “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting GAAP net income (loss) for interest expense, other income (expense), net, income tax provision, equity income in investee, stock-based compensation, depreciation and amortization expense (including amortization of acquired intangible assets) and acquisition-related costs. The Company calculates and presents Adjusted EBITDA because management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of income or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities that can affect cash flows.

(3)	Reconciliation of GAAP Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended
	April 1, 2023	March 26, 2022
GAAP net cash provided by operating activities	$486	$995
Operating cash flow margin %	9%	17%
Purchases of property and equipment	$(158)	$(71)
Free cash flow	$328	$924
Free cash flow margin %	6%	16%

The Company also presents free cash flow as a supplemental Non-GAAP measure of its performance. Free cash flow is determined by adjusting GAAP net cash provided by operating activities for capital expenditures, and free cash flow margin % is free cash flow expressed as a percentage of the Company's net revenue. The Company calculates and communicates free cash flow in the financial earnings press release because management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities.